UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 205492

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2003

Summit Bank Corporation
(Exact name of registrant as specified in its charter)

Georgia	0-21267	58-1722476
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4360 Chamblee-Dunwoody Road, Atlanta, GA		30341
(Address of principal executive offices)		(Zip Code)

(770) 454-0400
(Registrant's telephone number, including area code)

__________________________________________________________________
(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition.

On October 24, 2003, Summit Bank Corporation (the "Company") issued a press release regarding its financial results for the quarter ended September 30, 2003. The Company's press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2003

SUMMIT BANK CORPORATION

By: /s/ Gary K. McClung
Gary K. McClung
Chief Financial Officer

EXHIBIT INDEX

No.	Description
99.1	Press Release dated October 24, 2003.

EXHIBIT 99.1

SUMMIT BANK CORPORATION (Nasdaq: SBGA)
Contact: Gary McClung
FOR IMMEDIATE RELEASE
gmcclung@summitbk.com
770-454-0400

SUMMIT BANK CORPORATION REPORTS RECORD QUARTERLY EARNINGS

ATLANTA, GEORGIA, (October 24, 2003) - Summit Bank Corporation (Nasdaq: SBGA) (the "Company" or "Summit") today reported record third quarter 2003 net income of $1,227,000 compared to $1,109,000 for the third quarter of 2002, an increase of 11%. The earnings increase was attributed to higher interest income generated from loan growth and lower interest expense on deposits. Earnings per share for the quarter were $.32, diluted, compared to $.30, diluted, for third quarter last year.

Record earnings were also reported for the nine-month period of $3.5 million compared to $3.0 million last year, an increase of 16%. Earnings per share for the nine-month period were $.92, diluted, compared to $.79 per share, diluted, for the same period last year. This improvement was also attributed to higher interest income and lower interest expenses. The Company paid a cash dividend of $.13 per share to its shareholders in third quarter 2003.

Total assets grew 13% to $456 million at September 30, 2003, compared to $403 million at December 31, 2002, and 19% compared to $382 million a year earlier. Net loans grew 17% to $299 million during the nine-month period ended September 30, 2003, an increase of $44 million. During the trailing twelve-month period, loans grew 20%, or $49 million. The new loan growth was funded by deposits, which grew 15% for the current nine-month period, to $366 million. During the trailing twelve months, deposits grew 14%, or $46 million. Noninterest-bearing deposits have remained a steady 23% of all deposits throughout 2003.

Summit's net interest margin increased to 4.21% for the current quarter ended September 30, 2003, up from 4.06% for the same period a year earlier. Noninterest income was $1,036,000 in the current quarter compared to $1,077,000 in the same period last year. The decline was the attributed to a $95,000 gain included in third quarter last year resulting from termination of an interest rate swap agreement.

For the year to date periods, noninterest income was $2.9 million through September 30, 2003 compared to $3.4 million last year. The decrease was attributed to lower other miscellaneous income, which, similar to the previously discussed variation, also included a gain of $295,000 in the first quarter of last year resulting from an increase in value of the swap prior to its reclassification as a hedge. Offsetting this decline, fees from international banking services increased 14% in the current nine-month period to $913,000 as compared to $802,000 for the prior period. The increase was attributed to a higher volume of trade finance transactions during the recent nine months.

Noninterest expenses increased to $3.1 million during the quarter ended September 30, 2003 from $2.7 million in the same period last year. The increase was attributed to additional personnel and occupancy expenses, most of which were related to the addition of a new branch office in Fremont, California, which opened in July 2003. Other operating expenses also accounted for a portion of the increase due to costs incurred with the liquidation of a foreclosed property during the current quarter. For the nine-month periods, noninterest expenses increased to $9.0 million in the period ended September 30, 2003, from $8.4 million a year earlier. Most of this increase was also attributed to additional personnel and occupancy expenses.

Summit reported a return on equity of 14.50% for the nine-month period ended September 30, 2003 compared to 14.37% for the same period last year. Nonperforming assets declined substantially during the current quarter to $350,000, or .12% of loans and other real estate at September 30, 2003, compared to $1.4 million, or .51% of loans and other real estate, at June 30, 2003. Net charge-offs through September 30, 2003 declined to $442,000 compared to $658,000 for the same nine-month period last year. The provision for loan losses was $477,000 in the quarter ended September 30, 2003, compared to $194,000 in the same period last year. The increase was largely attributed to significant loan growth during the current period. For the comparable nine-month periods, the provision was $799,000 through September 30, 2003 versus $771,000 last year.

On September 30, 2003, the Company issued $12 million of Trust Preferred Securities through a new wholly-owned subsidiary, Summit Bank Corporation Capital Trust I. A portion of these funds, $9 million, was contributed as additional capital to the banking subsidiary, The Summit National Bank, strengthening the capital and providing additional lending capacity for its customers.

Chief Executive Officer, Pin Pin Chau, said, "Summit's net interest income has increased consistently over the last eight quarters, with the current quarter yet another new record for the Company. This improvement is the result of our focus on steady growth of the loan portfolio with funding provided from low cost core deposits. The new funding provided by the issuance of Trust Preferred Securities will allow us to continue our expansion plans for both the Atlanta and San Francisco Bay markets that we serve." Chau continued, "We opened our new Fremont, California office in July and are very pleased with the strong deposit growth we have seen in only two months."

Summit Bank Corporation is the parent company of The Summit National Bank, a nationally chartered full-service community bank specializing in the small business and international trade finance markets. It currently operates four branches in the metropolitan Atlanta area and two branches in the South San Francisco Bay market.

This release contains forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Summit's operations, markets and products. Without limiting the foregoing, the words "believes," "anticipates," "intends," "expects," or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, without limitation, changing events and trends that have influenced Summit's assumptions, but that are beyond Summit's control. These trends and events include (i) changes in the interest rate environment which may reduce margins, (ii) not achieving expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets, (iv) adverse changes in the regulatory requirements affecting Summit, (v) greater competitive pressures among financial institutions in Summit's markets and (vi) greater loan losses than historic levels. Additional information and other factors that could affect future financial results are included in Summit's filings with the Securities and Exchange Commission.

		Summit Bank Corporation
			(SBGA)

		Selected Financial Information

(In thousands except per share data)
		September 30,				%
		2003		2002		Change

Total Assets		456,122		382,056		19.39%
Net Loans		299,361		250,389		19.56%
Investments		111,877		89,037		25.65%
Total Deposits		366,362		320,182		14.42%
Noninterest-Bearing		82,503		67,476		22.27%
Interest-Bearing		283,859		252,706		12.33%
Stockholders' Equity		32,216		30,180		6.75%

Loans as % Deposits		81.71%		78.20%
Allowance for Loan Losses as % Total Loans		1.25%		1.32%
Nonperforming Assets as % Total Loans and ORE		0.12%		0.21%
Return on Average Assets		1.10%		1.09%
Return on Average Equity		14.50%		14.37%

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2003	2002	Change	2003	2002	Change

Interest Income	5,967	5,559	7.34%	17,108	16,240	5.34%
Interest Expense	1,720	2,022	-14.94%	5,260	6,039	-12.90%
Net Interest Income	4,247	3,537	20.07%	11,848	10,201	16.15%
Provision for Loan Losses	477	194	145.88%	799	771	3.63%
Noninterest Income	1,036	1,077	-3.81%	2,879	3,390	-15.07%
Noninterest Expenses	3,095	2,691	15.01%	8,964	8,431	6.32%
Income Before Taxes	1,711	1,729	-1.04%	4,964	4,389	13.10%
Tax Expense	484	620	-21.94%	1,504	1,414	6.36%
Net Income	1,227	1,109	10.64%	3,460	2,975	16.30%

Basic Earnings Per Share	0.33	0.30	10.00%	0.92	0.79	16.46%
Diluted Earnings Per Share	0.32	0.30	6.67%	0.92	0.79	16.46%
Dividend Per Share	0.13	0.09	44.44%	0.39	0.27	44.44%

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